UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 13, 2026

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
645 Hamilton Street
	Allentown,	PA	18101
	(610)	774-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange

Corporate Units of PPL Corporation	PPLC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant's Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On May 18, 2026, The Narragansett Electric Company (d/b/a Rhode Island Energy) (the "Issuer"), a wholly owned subsidiary of PPL Corporation, issued $400 million aggregate principal amount of 6.000% Senior Notes due 2056 (the "Notes"). The Notes were issued in a private placement (the "offering") to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes will be senior, unsecured obligations of the Issuer and will not be guaranteed by PPL Corporation or any of its other subsidiaries. The Notes bear interest at a rate of 6.000% per year, payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026. The Notes will mature on May 15, 2056, subject to early redemption at the Issuer's option. In connection with the offering, the Issuer entered into a purchase agreement dated May 13, 2026 (the "Purchase Agreement") with Barclays Capital Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC and Scotia Capital (USA) Inc., as representatives of the several initial purchasers named therein (the "Initial Purchasers").

The net proceeds from the sale of the Notes were $396.3 million, after deducting discounts and commissions to the Initial Purchasers but before other estimated fees and expenses. The Issuer intends to use the net proceeds from the offering to repay short-term debt that was incurred primarily for capital expenditures and for general corporate purposes.

Supplemental Indenture

The Issuer issued the Notes pursuant to a base indenture dated March 22, 2010 (the "Base Indenture"), as supplemented prior to the date hereof, by and between the Issuer and The Bank of New York Mellon, as trustee, as further supplemented by a seventh supplemental indenture dated May 18, 2026 between the Issuer and The Bank of New York Mellon, as securities registrar, trustee and paying agent (the "Seventh Supplemental Indenture" and, together with the Base Indenture as supplemented, the "Indenture").

The Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at the applicable redemption price set forth in the Seventh Supplemental Indenture.

The Notes are the Issuer's unsecured senior obligations and rank pari passu with all of the Issuer's existing and future unsecured senior indebtedness and senior to any of the Issuer's existing and future subordinated indebtedness and will be effectively subordinated to all of the Issuer's existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

The Indenture provides for customary events of default, all as described in the Indenture.

With the exception of covenants restricting the Issuer's ability to merge, consolidate, sell or otherwise dispose of all or substantially all of its assets, the Indenture does not provide for restrictive covenants.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Base Indenture, the Seventh Supplemental Indenture and form of the Notes, copies of which are included as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information with respect to the Notes and the Indenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	4.1 -	Indenture, dated March 22, 2010, between the Issuer and The Bank of New York Mellon *
	4.2 -	Seventh Supplemental Indenture, dated May 18, 2026, between the Issuer and The Bank of New York Mellon
	4.3 -	Form of 6.000% Senior Notes due 2056 (included in Exhibit 4.2)
	104 -	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*    Previously filed as Exhibit 4(a)-1 to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 filed by PPL Corporation on August 3, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

Dated:  May 18, 2026